Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	W. Michael Smith
Chief Operating Officer
(972) 301-2450
www.remotedynamics.com

Remote Dynamics Notified by Nasdaq of Failure to Comply with $1.00 Minimum Bid Price Requirement; Afforded Grace Period to Regain Compliance

RICHARDSON, Texas, Feb. 16, 2005 — Remote Dynamics, Inc. (NASDAQ: REDI), a leading provider of telematics-based management solutions for commercial fleets, today announced that on Feb. 15, 2005, the company received a written notice from the Nasdaq Listing Qualifications Department that for the previous 30 days, the bid price for the company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4310(c)(4). In accordance with Marketplace Rule 4310(c)(4), the company was provided 180 calendar days, or until Aug. 15, 2005, to regain compliance. In order to regain compliance, the company must demonstrate a closing bid price for its common stock of $1.00 per share or more for a minimum of 10 consecutive business days.

The written notice further provided that if compliance with the $1.00 minimum bid price requirement cannot be demonstrated by the company by Aug. 15, 2005, the Staff will grant the company an additional 180 calendar days to regain compliance, if at that time, the company meets The Nasdaq SmallCap Market initial listing requirements as set forth in Marketplace Rule 4310(c), except for the $1.00 minimum bid price requirement.

About Remote Dynamics, Inc.

Remote Dynamics, Inc. (remotedynamics.com) markets, sells and supports state-of-the-art fleet management solutions that contributes to higher customer revenues and improved operator efficiency. Combining the technologies of the global positioning system (GPS) and wireless vehicle telematics, the company’s solutions improve the productivity of mobile workers by providing real time position reports, route information and exception based reporting designed to highlight mobile workforce inefficiencies. Based in Richardson, Texas, the company also markets, sells and supports a customized, GPS-based fleet management solutions for large fleets like SBC Communications, Inc., which has approximately 30,000 installed vehicles now in operation.

- MORE -

Remote Dynamics Notified by Nasdaq of Failure to Comply with $1.00 Minimum Bid Price Requirement (page 2)

Legal notice to investors: Legal notice to investors: Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the company “expects,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe the company’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements generally involve known and unknown risks, uncertainties and other facts, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: ability to regain and maintain compliance with NASDAQ SmallCap $1.00 minimum bid price requirement; acceptance of new product offerings; ability to successfully implement a channel partner strategy; ability to successfully integrate mobile resource management products with customer’s existing logistics management systems; ability to achieve sales projections; ability to achieve and maintain margins during periods of rapid expansion; availability of capital to fund expansion and change in business model to recurring revenue model; ability to attract and retain qualified sales personnel; market conditions; general economic and business conditions; business abilities and judgment of management and personnel; changes in business strategy and competition. For a listing of risks applicable to the future prospects of the company, please refer to the reports filed with the SEC, such as recent 10-K and 10-Q Reports.

(REDI343)

“Remote Dynamics,” and its associated logotype is a trademark and service mark of Remote Dynamics, Inc.